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                                                                       EXHIBIT 5

                                                                October 14, 1994



AMR Corporation
P.O. Box 619616
Dallas/Fort Worth Airport
Texas  75261-9616

                             Registration Statement
                    on Form S-4 (Registration No. 33-55191)
                    ---------------------------------------

Dear Sirs:

                 We have acted as counsel for AMR Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (No. 33-55191) on Form S-4, as amended by Amendments No. 1, No. 2 and No. 3 thereto (the "Registration Statement"), relating to the proposed offer of an aggregate maximum of $1,100,000,000 principal amount of the Company's debentures designated as its 6 1/8% Convertible Subordinated Quarterly Income Capital Securities due 2024 (the "Debentures"), to be issued under an Indenture (the "Indenture"), dated as of November 1, 1994, between the Company and The First National Bank of Chicago, as trustee, in exchange for the Company's
Series A Cumulative Convertible Preferred Stock (the "Preferred Stock").
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AMR Corporation                      -2-                        October 14, 1994



                 In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below:

                 We are of the following opinion:

                 1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 2. The Indenture has been duly authorized by the Company and, when duly executed and delivered, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                 3. The Debentures have been duly authorized by the Company and, when executed, authenticated, issued and delivered in exchange for the Preferred Stock as contemplated by the Registration Statement, will be duly executed and issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                 4. The shares of the Company's Common Stock, $1.00 par value per share, issuable upon conversion of the Debentures at the initial conversion rate have been duly authorized by the Company and validly reserved for issuance upon conversion of the Debentures and, when issued upon such conversion in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

                 The opinions expressed in paragraphs 2 and 3 above as to the enforceability of the Indenture and the Debentures are subject to the qualifications that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principles of equity and that acceleration of the Debentures may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.
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AMR Corporation                      -3-                        October 14, 1994



                 Our opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   /s/ DEBEVOISE & PLIMPTON